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                                                                      Exhibit 10
                                                                      ----------


                              THE ALLEN GROUP INC.

                          Key Employee Severance Policy

                                 Amendment No. 3
                                 ---------------



1. The first clause of the first sentence of Section I is hereby amended and restated in its entirety to read as follows:

                  If a key employee's employment with the Company shall be terminated by the Company other than for "cause" or "disability" or by the employee for "good reason" (as these terms are hereinafter defined), and provided that such key employee executes a separation agreement and general release as provided in Section X, then the employee shall be entitled to the benefits provided below:


2. A new Section X entitled "Execution of Company-Approved Separation Agreement and General Release" hereby is added to the end of this Policy as follows:

                  The payment of the severance benefit described in Section I of this Policy shall be conditioned upon and subject to the terms of a separation agreement and general release executed by the employee (which contains a release of all such employee's existing rights and legal claims against the Company) in a form acceptable to the Company.


September, 1996




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